Exhibit 10.33

                   KIRBY EMPLOYMENT AND NON-COMPETE AGREEMENT


     The parties to this Employment Agreement (this "Agreement") are PHC, Inc., a Massachusetts corporation ("PHC,") and its subsidiary, Pivotal Research Centers, LLC, an Arizona limited liability company ("Pivotal," and, together with PHC, the "Company"), and Louis C. Kirby (the "Executive").

RECITALS:

A. PHC is a Massachusetts corporation engaged in the business of providing behavioral health services and Clinical Research Services.

B. PHC currently conducts Clinical Research Services through operating divisions and subsidiaries (including but not limited to Pioneer Pharmaceutical Research, Inc. ("PPR"), a wholly owned subsidiary of PHC) at facilities located in Michigan, Nevada and Utah.

C. Pivotal is a nationally recognized provider of Clinical Research Services to Pharmaceutical Companies, with clinical research facilities located in Peoria, Arizona and Mesa, Arizona.

D. Executive has served as the CEO of Pivotal prior to its acquisition by PHC on the date of this Agreement.

E. Company desires to have Executive serve as the Chief Medical Director of all of the Company's clinical research operations and activities (including but not limited to the activities conducted by PHC, Pivotal and PPR), with Executive reporting directly to the CEO of the Business (defined below), and Executive desires to provide such services to the Company, subject to the terms and conditions set forth below.

                                    AGREEMENT

     Now, therefore, with reference to the foregoing recitals, all of which are incorporated herein by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment, Term and Duties.

          1.1 Employment. Pivotal hereby agrees to employ Executive as the Chief Medical Director of Pivotal for the Term set forth in
               Section 1.2. PHC hereby agrees to employ Executive as the Chief Medical Officer of PHC divisions, subsidiaries or affiliates engaged in the Clinical Research Services business for the Term set forth in Section 1.2. Executive shall perform all duties incident to such offices and such other duties as are reasonably assigned to Executive by the CEO of the Business, the Board of Directors of Pivotal, or the Board of Directors of PHC. For purposes hereof, the "Business" means the business of providing Clinical Research Services to Pharmaceutical Companies. The parties understand and acknowledge that PHC's current corporate


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               structure as it relates to Clinical Research Services,  including the structure that will exist immediately Post-Closing, may need to be modified over time to improve the operational efficiency of the Business, and all parties understand and agree that such restructuring shall in all cases be consistent with Executive's role as the Chief Medical Director of the Business.

          1.2 Term. The term of Executive's employment under this Agreement shall commence on the date of this Agreement and shall continue through December 31, 2006, unless sooner terminated pursuant to
               Section 4 (the "Initial Term"). Thereafter, this Agreement shall automatically and without further action be renewed for successive one-year periods (each a "Renewal Term") on the same terms and conditions unless sooner terminated pursuant to Section 4 hereof or by either party not less than 60 days prior to the expiration of the Initial Term or any Renewal Term. As used herein, "Term" shall mean the Initial Term and any Renewal Term.

          1.3 Duties. During the Term, Executive shall report directly to the CEO of the Business and perform the duties set forth in attached Exhibit A and such reasonable additional duties related to the Business as may be assigned from time to time by the CEO of the Business.

          1.4 Best Efforts. Executive shall devote his best efforts in promoting the Company's interests, and performing his duties and responsibilities. Executive shall devote his full working time to the Business and the Company. Executive's services under this Agreement shall be performed primarily at the Locations or at such other primary office as determined mutually by the CEO of the Business and Executive, subject to reasonable travel requirements on behalf of the Business or the Company. The Company hereby acknowledges and agrees that the Company has no right to review, restrict or take any ownership interest in or receive any revenues from any activities undertaken by Executive during non-business hours, provided such activities shall not:
               (i) involve the performance or provision of Clinical Research Services; (ii) interfere with Executive's performance of his duties under this Agreement; or (iii) violate applicable law.

          1.5 Defined Terms. Any capitalized terms not defined herein shall have the meaning set forth in that certain Membership Interest Purchase Agreement (the "Purchase Agreement") between PHC, Pivotal, Executive, Carol Colombo and Anthony Bonacci of even date herewith.

     2.   Compensation.

          2.1 Base Salary. During the Term, as compensation for the services rendered by Executive to the Company, PHC and Pivotal shall pay to Executive a single base salary at an annual rate of not less than $200,000 (the "Base Salary"). The Base Salary shall be payable in accordance with Pivotal's regular payroll practices (but no less frequently than monthly) less federal and state


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               income tax  withholding,  other  deductions  required  by law and other normal deductions. The Base Salary shall be subject to adjustment from time to time (but to no less than $200,000) by the Board of Directors in its discretion. The Board of Directors shall review Executive's Base Salary no less frequently than annually to determine whether or not to make any adjustment in
               light  of  the  duties,   responsibilities   and  performance  of
               Executive and the performance of the Company.

          2.2 Incentive Compensation. During the Term, Executive shall be entitled to receive incentive compensation (a "Bonus") based on the Adjusted EBITDA (as defined in Note A): If Adjusted EBITDA of the Pivotal Business is:

               Equal to or greater than $780,000,     Then Pivotal pays to
                                                      Executive $30,000 Bonus
                                                      less federal and state
                                                      income tax withholding,
                                                      other deductions required
                                                      by law and other normal
                                                      deductions


          2.3 Employee Benefits. During the Term, Executive, subject to eligibility and other terms shall be entitled to participate in any employee benefits plans and programs from time to time established by the Company including, without limitation, any group health plans, insurance plans, life insurance plans, profit sharing, vacation, pension and other benefit plans adopted by the Company. Executive shall be entitled to four weeks paid vacation.

          2.4 Expense Reimbursement. The Company shall promptly pay all reasonable expenses which are actually incurred by Executive on behalf of the Company incident to the discharge and performance of Executive's duties hereunder including, but not limited to, business expenses for travel, as evidenced by vouchers and such other reasonable supporting materials as the Company may require. Executive shall properly account for all expenses and shall maintain such records with respect thereto as are in accordance with the policies and practices determined by the Board in effect from time to time.

          2.5 Auto Allowance. During the Term, Executive shall be entitled to an automobile allowance of twenty-six payments of Four Hundred Fifty Dollars ($450.00) during any given calendar year of the Term in accordance with Pivotal's customary payroll practices. Such auto allowance shall be in addition to other compensation paid to Executive.

     3. Covenants of Executive. In order to induce the Company to enter into this Agreement, Executive hereby covenants as follows:

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          3.1  Inventions  and  Innovations.  Executive  agrees  that all right, title and interest in and to any innovation, design, technique, process, idea, product, system, program, machine, method or improvement which are or have been developed or created in whole or in part by Executive at any time and at any place during the term of his employment by the Company and related to or usable in connection with the business activities of the Company shall be and remain forever the sole and exclusive property of the Company unless otherwise agreed to in writing between the parties. Executive further agrees to promptly reveal all information relating to the same to the Board and to cooperate with the Company and execute such documents as may be necessary in the event that the Board desires to seek protection on behalf of the Company thereafter.

          3.2 Covenant Not To Compete. In consideration of the consummation of the transactions contemplated under this Agreement, Executive hereby covenants and agrees that for the period beginning on the date hereof and ending upon the later to occur of (i) five (5) years from the Closing Date (as defined in the Purchase Agreement), or (ii) two (2) years after the Date of Termination, Executive will not, alone or in association with others, either as a principal, agent, direct or indirect owner, shareholder, partner, joint venturer or member, officer, director, employee, lender, investor, consultant, manager, or in any other capacity:

               (a) Recruit or hire any employee of the Company, or otherwise attempt to solicit or induce any employee of the Company to leave the employment of the Company.

               (b) Solicit any customer or Prospective Customer of the Company or otherwise interfere with the business relationships between the Company, its customers or Prospective Customers, suppliers and others with whom the Company conducts its Clinical Research Services business.

               (c) Perform any service for any customer or Prospective Customer of the Company which is competitive in any manner with Clinical Research Services which the Company may perform for such customers or Prospective Customers, regardless of whether the Company has or is now providing such Clinical Research Services.

               (d) Executive shall not directly or indirectly solicit for employment on Executive's own behalf, or on behalf of any other enterprise, any individual who is or has been an employee, agent or independent contractor of the Company in a capacity related or pertaining to Clinical Research Services.



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
     This covenant not to compete shall in no way restrict the rights of Executive to hold 5% or less of the equity securities of any corporation whose equity securities are listed on a national securities exchange or are regularly traded in the over-the-counter market and for which quotations are available on the National Association of Securities Dealers Automated Quotation System.

               3.3 Confidentiality. Executive acknowledges that, by virtue of his involvement with the Company, he has been, and in the future will be, exposed to and has had access, and, in the future will have access, to trade secrets, processes, computer programs, financial data and information, marketing information, customer information, pricing information, customer lists, information relating to the business or operations of the Company and any other information,
                    software,   equipment  or   processes   which  are  used  in
                    connection with or relate to the Company or its members, managers, employees, customers or other vendors or which are otherwise proprietary to or in the possession of the Company ("Confidential Information") except where such Confidential Information (i) was or becomes generally available to the public other than as a result of a disclosure by Company or its affiliates to one or more unauthorized parties, (ii) is required by law to be disclosed or (iii) is made generally available to the public by the Company. Executive further acknowledges that his expertise, knowledge and experience in, of and with the Company would enable him to use such information to benefit individuals or entities other than the Company. Executive hereby covenants and agrees as follows:

                    (a) During the Term and at all times thereafter, the Confidential Information shall be kept confidential by Executive, will not be used in any manner which is detrimental to the Company or its shareholders, members, managers or employees, and will be safeguarded by Executive from unauthorized disclosure. Executive also agrees that Executive will disclose to the Person or Persons designated by the Company all Confidential Information.

                    (b) Following the expiration of the Term, Executive will return to the Company any Confidential Information currently in his possession or control or which may subsequently come into his possession or control, will not retain any copies, including non-conforming copies, thereof, including, without limitation, all analyses, compilations, studies or other documents in whatever form, including magnetic media, prepared by Executive or for Executive's use containing or reflecting any Confidential Information. Executive shall not disclose to the Company, use in the Company's business, or cause the Company to use, any confidential or proprietary information or materials of any third party.



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          3.4  Enforcement  by  Injunction.   Executive  acknowledges  that  the
               protections of the Company set forth in Sections 3.1, 3.2 and 3.3 of this Agreement are of vital concern to the Company, that monetary damages for any violation thereof would not adequately compensate the Company and that the Company is engaged in a highly competitive business. Accordingly, Executive agrees that the restrictions set forth in Sections 3.1, 3.2 and 3.3 are reasonable and that, in addition to any other remedy, the Company shall be entitled to enforce such Sections by injunction whether or not Executive's employment hereunder has terminated. Executive hereby waives any requirement of a bond for such enforcement by injunction.

          3.5 Early Termination of Restrictive Provisions. The restrictive covenant set forth in Section 3.2 of this Agreement shall terminate immediately upon the occurrence of (i) any termination of Executive not for Cause, (ii) any termination of Michael J. Colombo under the Colombo Employment Agreement not for Cause, or
               (iii) an "Event of Default" under any Note which is due to PHC's failure or refusal to pay amounts due to Sellers thereunder which such failure or failures continue for an aggregate period of not less than six (6) months during the Terms of any such Notes.

          3.6 Partial Enforcement. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then such term or condition shall automatically, and without any further action, be reformed so as to retain the fullest extent of any restriction therein permitted by law and the remainder of this Agreement, and such term or condition, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

          3.7 Cumulative Rights. Each and all of the various rights, powers and remedies of the Company as set forth in this Agreement shall be considered as cumulative, with and in addition to any other rights, powers or remedies of such parties, and no one of them is exclusive of the others or is exclusive of any other rights, powers and remedies allowed by law or in equity. The exercise, partial exercise or non-exercise of any rights, powers or remedies shall constitute neither the election thereof nor the waiver of any other rights, powers or remedies. All rights, powers and remedies of the parties hereto shall survive the termination of this Agreement.

          3.8 Merger or Reorganization. The Company may assign its rights under this Agreement in accordance with Section 10.10 of the Purchase Agreement.

          3.9 Enforcement. Executive agrees and warrants that the covenants contained herein are reasonable, that valid consideration has been and will be received therefore and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. Executive recognizes that the provisions of this Article 3 are important to the continuing welfare of the


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               Company,  and that money damages are an inadequate remedy for any
               violation  thereof.   Accordingly,  in  the  event  of  any  such
               violation by Executive, Pivotal or PHC, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by Executive in violation of this Article 3.

         4. Termination of Employment.

               4.1  Death  or  Disability.  Executive's  employment  under  this
                    Agreement shall terminate upon his death or Disability. Executive shall be deemed to be Disabled in the good faith determination of the Board. At any time and from time to time, upon reasonable request therefore by the Company, Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. The Company shall promptly give Executive notice of any such determination of Executive's Disability and of the decision of the Company to terminate Executive's employment by reason thereof. In the event of
                    Disability, until the Date of Termination the Base Salary payable to Executive under Section 2.1 shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to Executive in accordance with any disability policy or program of the Company. "Disability" shall mean the inability of Executive, by reason of any medically determinable physical or mental impairment for a period of 90 days during any 12 month period, regardless of the Executive's presence or absence at his place of employment, to carry out and perform the duties and obligations ordinarily required of Executive.

               4.2  Termination by the Company.

                    (a) With or Without Cause. The Company may terminate Executive's employment under this Agreement with or without Cause. "Cause" means, (i) commission of any dishonest act by Executive in connection with Executive's performance of activities including, without limitation, but not limited to, an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company, (ii) drunkenness or intoxication while engaged in Company business or the use of drugs or alcohol in a manner which adversely affects performance of the Executive's activities, (iii) diversion of any corporate opportunity of the Company for Executive's direct or indirect benefit, (iv)
                         commission   by   Executive   of  any  act  of   sexual
                         harassment, discrimination or other violation of any similar statute, ordinance, law or regulation regarding human rights, (v) any act or omission by Executive which causes the disqualification, expiration or termination of the Company's license which is issued by any governmental or quasi governmental authority under any statute governing the business or operations of the Company and which such disqualification, expiration or


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                         termination  has a  Material  Adverse  Effect  upon the
                         Company's ability to conduct business, (vi) the breach by Executive of Article 3 of this Agreement, or (vii) Executive's failure to use commercially reasonable efforts to perform his duties under this Agreement and Executive's failure to cure such non-performance within thirty (30) calendar Days after receipt of written notice from the Company specifying the nature of such failure, or if such failure is not capable of being cured within thirty (30) calendar days, Company's acceptance, in writing, of a written plan of action submitted to the Company, in writing, within ten (10) calendar days of receipt of such notice from the
                         Company,   that  sets  forth  a  reasonable   plan  for
                         Executive's cure of the failure, provided, however, that two or more occurrences of Executive's failure to use commercially reasonable efforts to perform his duties under this Agreement during the term of this Agreement shall, at Company's option, constitute an immediate termination for Cause.

                    4.3 Termination by Executive. Upon thirty days prior written notice Executive may terminate his employment under this Agreement with or without Good Reason (as defined below) If such termination is with Good Reason, Executive shall give the Board of PHC written notice, which shall identify with reasonable specificity the grounds for Executive's resignation. For purposes of this Agreement, "Good Reason" shall mean any of the following: (i) a reduction in Executive's compensation in violation of Section 2.1 of this Agreement, which reduction is accomplished without the prior written consent of Executive, (ii) a material diminution in Executive's duties and responsibilities under this Agreement for a period of one month or more other than by virtue of Executive's Disability, which material diminution is accomplished without the prior written consent of Executive, or the mutual written agreement of Executive and Company, or the unilateral conduct of the Executive, (iii) the failure to pay any of Executive's compensation when due (including any Bonus), except in the case of Executive's breach of this Agreement or any other agreement between Executive, the Company or its affiliates, (iv) any material breach of, or material failure of the Company to perform, any material provision of this Agreement, including but not limited to, the Bonus provisions contained in Sections 2.2, and the failure of such breaching party to cure such breach or non-performance within the applicable "Cure Period", or (v) any failure by PHC to fund the Company's working capital requirements in accordance with the terms and conditions and in the amount set forth in Section 3.5 of the Purchase Agreement, which failure would materially  impair  Executive's  ability to perform the


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
                         duties set forth in attached Exhibit A. For purposes of this Agreement, the term "Cure Period" shall mean a period of time that commences upon the giving of written notice by a non- defaulting party to the defaulting party(ies) that a breach or failure to perform has occurred and expires ten (10) calendar days from the date such notice is given or deemed given. Executive may terminate his employment under this Agreement with or without Good Reason (as defined above). If such termination is with Good Reason, Executive shall give the Company written notice, which shall identify with reasonable specificity the grounds for Executive's resignation.

                    4.4 Date of Termination. "Date of Termination" shall mean the earlier of (a) the expiration of the Term, and (b) if Executive's employment is otherwise terminated whether by Executive or by Pivotal or PHC, the date on which Executive's employment with the Company actually terminates.

                    4.5 No Event of Default under Transaction Documents. Any termination of this Agreement by Pivotal, PHC or Executive (whether with or without Cause and whether with or without Good Reason) shall not independently constitute an event of default for purposes of the Transaction Documents, and no independent action initiated by Executive, PHC or Pivotal for a breach of the terms and conditions of this Agreement shall give rise to a separate cause of action under the Transaction Documents except the rights specifically set forth in the Notes.

     5.   Compensation Upon Termination.

          5.1  As a Result of Death, Disability, Cause or Resignation.

               (a) Death or Disability. Subject to Executive's continuing compliance with the terms of this Agreement, if Executive's employment under this Agreement is terminated prior to the expiration of the Term by reason of his death or disability, then Executive (or in the case of his death, his personal representative) shall be entitled to receive the the amount of his Accrued Obligations (as defined below), such amount to be paid in accordance with the Company's ordinary and customary payroll practices. As used in this paragraph, "Accrued Obligations" means, as of the Date of Termination,
                    (i) any payments which Executive may be entitled to receive pursuant to any Company employee benefits plan or program,
                    (ii) any earned but unpaid Base Salary as of the date of such termination, or (iii) any accrued and unpaid expense reimbursements or auto allowance pursuant to Sections 2.4 and/or 2.5, (iv) any accrued or earned and unpaid Bonus pro-rated through the Date of Termination.



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               (b)  Termination for Cause;  Resignation  Without Good Reason. If
                    Executive's employment under this Agreement is terminated prior to the expiration of the Term by reason of his termination by the Company for Cause or his resignation without Good Reason, then Executive shall solely be entitled to receive the following benefits: (i) any benefits which Executive may be entitled to receive pursuant to any Company employee benefits plan, (ii) any earned, but unpaid Base
                    Salary,   and  (iii)  any   accrued   but   unpaid   expense
                    reimbursements, subject to Section 2.4, or auto allowance pursuant to Section 2.5.

          5.2  By Executive for Good Reason or the Company other than for Cause.


     If, prior to scheduled expiration of the Term, the Company terminates Executive's employment without Cause, or Executive terminates his employment for Good Reason, Executive shall be entitled to receive the Accrued Obligations described in Section 5.1(a).

          5.3 No Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Section 5 by seeking other employment or otherwise, and, except as otherwise expressly provided in Sections 5.1 or 5.2, the amounts of compensation or benefits payable or otherwise due to Executive under this Section 5 or other provisions of this Agreement shall not be reduced by compensation or benefits received by Executive from any other employment he shall choose to undertake following termination of his employment under this Agreement.

     6.   Miscellaneous.

          6.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the successors and assigns of the Company.

          6.2 Notices. All notices or other communications hereunder shall be made in writing and shall be deemed duly given (a) when personally delivered to the intended recipient (or an officer of authorized representative of the intended recipient), (b) on the day of transmittal when sent by facsimile with confirmation of receipt if sent prior to 5:00 pm, or on the immediately following day if sent after 5:00 pm, (c) on the first business day after the date sent when sent by a nationally recognized overnight courier service, or (d) three business days after it is sent by first class U.S. mail, postage prepaid, to the intended recipient at the address set forth below:



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
                  (a) to PHC or Pivotal, to it at:

                           PHC, Inc.
                           200 Lake Street, Suite 102
                           Peabody, MA  01960
                           Attention:  Bruce A. Shear, President
                           Facsimile No.:  (978) 536-2677
                  with a copy to:

                           Arent Fox Kintner Plotkin & Kahn, PLLC
                           1050 Connecticut Avenue, NW
                           Washington, DC  20036-5339
                           Attention:  J. Aaron Ball, Esq.
                           Facsimile No.:  (202) 857-6395

               (b) to Executive, at the address set forth in the Purchase Agreement.

Any party may change the address to which notices and communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

     6.3 Construction. As used in this Agreement, unless the context otherwise requires: (i) references to "Section" are to a section of this Agreement; (ii) all "Exhibits" referred to in this Agreement are to Exhibits attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) the headings of the various sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement; and (v) "knowledge" of a person means the actual knowledge of such person and the knowledge that a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation concerning the existence of the matters addressed.

     6.4  Assignment. This Agreement shall not be assignable by Executive.

     6.5 Execution in Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile signature, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

     6.6 Jurisdiction and Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona applicable to agreements made and to be performed in Arizona. Any and all disputes arising out of, related or pertaining to this Agreement shall be resolved in accordance with the Arbitration provisions set forth in Section 10.12 of the Purchase Agreement.

     6.7 Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but shall be enforced to the full extent permitted by law.



                                   -- 133 --

     6.9 Complete Agreement; Modification and Termination. This Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them concerning that subject matter and may be modified, waived or terminated only by a written instrument signed by the parties.



     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                            PHC, Inc.



                                            By:  /a/  Bruce A. Shear
                                                 ______________________
                                            Name:     Bruce A. Shear
                                            Title:    President

                                            Pivotal Research Centers, L.L.C.



                                            By:  /a/  Bruce A. Shear
                                                 ______________________
                                            Name:     Bruce A. Shear
                                            Title:    President


                                            EXECUTIVE


                                                 /s/ Louis C. Kirby
                                                  ______________________
                                                     Louis C. Kirby


                                   -- 134 --

                                    Exhibit A

                            Executive Job Description

1. Oversee Business Development Activities for Pivotal, including soliciting studies in core indication areas, identifying and providing recommendations for new indications, promoting Pivotal as a research center, sharing Pivotal study leads for distribution to other Clinical Research Services sites within the PHC system; and nurturing and building industry relationships.

2. Participate in direct patient care as an Investigator. Advise on clinical operations at all Clinical Research Services sites, and provide or assist with additional clinical staff training, as necessary.

3. Assist with Clinical Research Services within the PHC system, including evaluating study capabilities of existing investigators; identifying physician candidates at each site; mentoring physicians in business development; identifying key industry meeting and speaking engagements in which Pivotal investigators are introduced to sponsors and key industry people.

4.   Participate and provide input to corporate strategic planning activities.








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